                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Form S-3 (333-68800), Form S-3D (333-130627) and on Form S-8 (333-49990) of West
Pointe Bancorp, Inc. of our Report dated March 17, 2006, on the consolidated financial statements of West Pointe Bancorp, Inc. which report is incorporated by reference in the Annual Report on Form 10-K of West Pointe Bancorp, Inc. for the year ended December 31, 2005.


                                              /s/ CROWE CHIZEK AND COMPANY LLC
                                              Crowe Chizek and Company LLC


Indianapolis, Indiana
March 27, 2006